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                                 SERVICE AGREEMENT

     This Service Agreement ("Agreement") is entered into as of this _____ day of _______________, 1998 ("Effective Date"), by and between, United Wisconsin Services, Inc., f/k/a Newco/UWS, Inc., an insurance holding company organized pursuant to Ch. 180, Wisconsin Statutes ("UWSI"), and American Medical Security Group, Inc., f/k/a United Wisconsin Services, Inc., an insurance holding company organized pursuant to Ch. 180, Wisconsin Statutes ("AMSG").

                                      RECITALS

     WHEREAS, UWSI provides various business resources and services necessary for the continued operation of the business of AMSG (including its subsidiaries);

     WHEREAS, by entering into this Agreement, the parties hereto wish to establish clearly (i) the services and resources that UWSI will provide to AMSG and the compensation therefor; and (ii) the respective rights and responsibilities of the parties.

                                     AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises, and of the mutual covenants hereinafter contained, the parties hereto agree as follows:

I.   SERVICES AND RESOURCES PROVIDED TO AMSG BY UWSI

     A. UWSI Services. UWSI shall provide to AMSG, to the extent requested by AMSG from time to time, the following services and resources (together "UWSI Services"). UWSI shall supply UWSI Services only if AMSG has determined not to have its own employees or third parties furnish such UWSI Services.

          1. Investment Management and Accounting Services. Such investment management and accounting services, including, but not limited to, investment portfolio oversight, cash management, treasury, and related accounting services, as shall be necessary or appropriate for the conduct of AMSG's business.

          2. Risk Management Services. Such risk management services, including, but not limited to, the selection and purchase of insurance, as shall be necessary or appropriate for the conduct of AMSG's business.

          3. Corporate Accounting, Financial and Legal Services. Such corporate accounting, financial and legal services, including, but not limited to, assistance with SEC filings, risk-based capital calculations, budget preparation, and audit functions, as shall be necessary or appropriate for the conduct of AMSG's business.


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          4.   Corporate Communications.  Such corporate communications
               services, including, but not limited to, public relations, corporate marketing, and assistance with shareholder, proxy and investor related materials, as shall be necessary or appropriate for the conduct of AMSG's business.

     B. Staffing. UWSI shall maintain an adequate source of qualified employees to ensure the acceptable performance of UWSI Services.

     C. Provision of Services by UWSI Group. Notwithstanding Section I.B, UWSI has the right to provide UWSI Services to AMSG either directly or indirectly, through any subsidiary of UWSI (the "UWSI Group"). UWSI may provide UWSI Services to AMSG indirectly through purchase from or contract with a source outside the UWSI Group only with AMSG's written consent. Unless otherwise specified herein, charges for outside services shall be subject to negotiation by the parties hereto.

II.  COMPENSATION FOR UWSI SERVICES

     A. Investment Management and Accounting Services. To the extent that UWSI provides Investment Management and Accounting Services pursuant to Section I.A.1, UWSI shall be compensated as follows:

          1. Percentage of Investment Portfolio Plus Fixed Fee. With respect to each investment portfolio that UWSI oversees on behalf of AMSG, or any of AMSG's subsidiaries ("Investment Portfolio"), UWSI shall be entitled, on a monthly basis, to a percentage of the outstanding balance of the Investment Portfolio ("UWSI's Investment Fee"), calculated as follows: The average outstanding balance of the Investment Portfolio during the immediately preceding calendar month, multiplied by a rate per annum of point zero five percent (.05% or .0005). For each company, including AMSG and its subsidiaries, that UWSI provides Investment Management and Accounting Services under this Agreement, UWSI also shall be entitled to a monthly fee of $700 per company, in addition to UWSI's Investment Fee.

          2. Reimbursement for Third Party Costs. Any charges, costs or expenses incurred by UWSI, on behalf or for the benefit of AMSG, for outside trust, money management or consultant services shall be directly charged to AMSG by UWSI and AMSG shall promptly reimburse UWSI for the same.

     B. Risk Management Services. To the extent that UWSI provides any Risk Management Services pursuant to Section I.A.2, UWSI shall be compensated as follows:


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          1.   Premium Reimbursement.  Any premium attributable to insurance procured by UWSI on behalf or for the benefit of AMSG shall be directly charged to AMSG by UWSI, as often as UWSI is billed for the same, and AMSG shall promptly reimburse UWSI for such billed premium.

          2. Risk Management Fee. UWSI also shall be entitled to a monthly "Risk Management Fee," calculated as follows: (a) The annual premium attributable to insurance procured by UWSI on behalf or for the benefit of AMSG, as reasonably determined by UWSI, times
               (b) a rate per annum of five percent (5%).

     C. Corporate Accounting, Financial and Legal Services. To the extent that UWSI provides any Corporate Accounting, Financial and Legal Services pursuant to Section I.A.3, UWSI shall charge AMSG for such services at the rate of $75.00 per hour, plus any non-labor costs and expenses incurred directly by UWSI.

     D. Corporate Communications. To the extent that UWSI provides any Corporate Communications Services pursuant to Section I.A.4, UWSI shall charge AMSG for such services at the rate of $40.00 per hour, plus any non-labor costs and expenses incurred directly by UWSI.

III. SUBSTANTIATION AND PAYMENT OF CHARGES

     A. Substantiation of Charges. UWSI shall calculate, determine and allocate, in a fair and reasonable manner, all fees, costs, expenses and other sums chargeable to AMSG pursuant to this Agreement ("Charges"). UWSI shall maintain reasonable and appropriate operating procedures for calculating and tracking all Charges so as to enable AMSG and it's independent certified public accounting firm to audit such Charges. At the end of each month, UWSI shall provide to AMSG appropriate documentation respecting the Charges for that month in sufficient detail to permit AMSG to identify the sources of such Charges.

     B. Payment of Charges. Unless otherwise specified herein, at the end of each month, not later than the 30th day of the following month, AMSG shall promptly pay UWSI for all Charges for the immediately preceding month.

IV.  ADDITIONAL COVENANTS

     A. Availability of Records. UWSI shall make available to AMSG, for inspection, examination and copying, all of its books and records pertaining to UWSI Services provided under this Agreement each contract year:


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          1.   At all reasonable times at the principal place of business of
               UWSI, or at such other place as the parties hereto may otherwise agree to and designate;

          2. In a form maintained in accordance with generally accepted accounting principles and with any other general standards or laws applicable to such book or record;

          3. For a term of at least seven (7) years, from the end of each contract year, irrespective of the termination of this Agreement.

     B.   Confidentiality.

          1. The parties acknowledge and agree that they may deliver to each other information about themselves and their business which is nonpublic, confidential or proprietary in nature. All such information, regardless of the manner in which it is delivered, is referred to as "Proprietary Information." However, Proprietary Information does not include information which

                    1. is or becomes generally available to the public other than as a result of a disclosure by the other party,

                    2. was available to the other party on a nonconfidential basis prior to its disclosure by the disclosing party, or

                    3. becomes available to the other party on a nonconfidential basis from a person other than by the disclosing party. Unless otherwise agreed to in writing by the disclosing party, the other party shall

                         a. except as required by law, keep all Proprietary Information confidential and not disclose or reveal any Proprietary Information to any person other than those employed by the other party, or who is actively and directly participating in the performance under this Agreement on behalf of the other party ("Involved Persons");

                         b. cause each Involved Person to keep all Proprietary Information confidential and not disclose or reveal any Proprietary Information to any person other than another Involved Person; and c. not use the Proprietary Information, and ensure that each Involved Person does not use the Proprietary


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                              Information, for any purpose other than in
                              connection with the performance under this Agreement.

          2. Upon termination of this Agreement for any reason whatsoever, each party shall promptly surrender and deliver to each other party all records, materials, documents, data and any other Proprietary Information of the other parties and shall not retain any description containing or pertaining to any Proprietary Information of the other parties, unless otherwise consented to in writing by a duly authorized officer of UWSI or AMSG as the case may be.

     C. Cooperation. The parties hereto will fully cooperate with each other and their respective counsel, if any, agents and accountants in connection with any action to be taken in the performance of their obligations under this Agreement. In the conduct of their affairs and the performance of this Agreement the parties hereto shall, unless otherwise agreed, maintain the working relationships of the parties on substantially the same terms as before the execution of this Agreement. Notwithstanding the preceding, the parties do not intend, nor should this Agreement be construed, to restrict any party's ability to contract with any other person or entity to provide services similar to or the same as those which are the subject of this Agreement.

V.   TERM AND TERMINATION

     A. Term. This Agreement shall commence on the Effective Date and shall continue in force until December 31, 1999, unless otherwise terminated pursuant to Section V.B.

     B.   Termination.

          1. This Agreement may be terminated by any party at any time by giving sixty (60) days advance written notice to the nonterminating party of its intention to terminate.

          2. This Agreement shall terminate immediately at the election of and upon written notice from the non-defaulting party in the event of any of the following:

               (a) A party hereto becomes incapable of fully performing its duties and obligations according to the terms of this Agreement for the following reason(s): insolvency, bankruptcy, or substantial cessation or interruption of its business operations for any reason whatsoever;


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               (b)  A party hereto commits fraud or willful, wanton or reckless misconduct in performing its obligations under this Agreement; however, if the defaulting party provides the non-defaulting parties with prompt notice of the event of default, the defaulting party shall have 30 days to cure the defect, during which time the non-defaulting parties may not exercise the termination right under this Section V.B.2.

          3. Liabilities After Termination. The termination of this Agreement shall not limit the obligation or liabilities of any party hereto incurred but not discharged prior to termination.

VI.  INDEMNIFICATION

     A.   Indemnification by AMSG.

          1. Notwithstanding anything to the contrary in this Agreement, neither UWSI, nor any other company in the UWSI Group, nor any person who is or was, at the time of any action or inaction affecting AMSG, a director, officer, employee or agent of UWSI or any other company in the UWSI Group (collectively "Indemnitees") shall be liable to AMSG for any action or inaction taken or omitted to be taken by such Indemnitee; provided, however, that such Indemnitee acted or made an omission in good faith and such action or inaction does not constitute actual fraud or willful, wanton or reckless misconduct.

          2. AMSG shall, to the fullest extent not prohibited by law, indemnify and hold harmless each Indemnitee against any liability, damage, cost, expense, loss, claim or judgment (including, without limitation, reasonable attorneys' fees and expenses) resulting to, imposed upon or incurred by such Indemnitee a. in connection with any action, suit, arbitration or proceeding to which such Indemnitee was or is a party or is threatened to be made a party by reason of the UWSI Services provided to AMSG hereunder; provided, however, that such Indemnitee acted or made an omission in good faith and such action or inaction does not constitute actual fraud or willful, wanton or reckless misconduct, or b. by reason of, arising out of or resulting from any breach or misrepresentation by AMSG under this Agreement.

     B. Indemnification by UWSI. UWSI hereby agrees, to the fullest extent not prohibited by law, to indemnify and hold harmless AMSG, and its successors and assigns, from and against any liability, damage, cost, expense, loss, claim or judgment (including, without limitation, reasonable attorneys' fees and expenses) resulting to, imposed upon or incurred by AMSG by reason of, arising out of or resulting from any breach or misrepresentation by UWSI under this Agreement.


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VII. MISCELLANEOUS

     A. Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned or transferred by any party hereto without the prior written consent of the other party.

     B. Amendment. The parties recognize that it may be desirable to alter the terms of this Agreement in the future to take into account such events or conditions as may from time to time occur. Any amendments to this Agreement shall be in writing and shall be executed by all parties.

     C. Waiver; Remedies. No failure or delay of a party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. In addition to any rights granted herein, the parties hereto shall have and may exercise any and all rights and remedies now or hereafter provided by law except as may be limited by Section VII.D of this Agreement.

     D.   Resolution of Disputes.

          1. Any dispute, controversy or claim between the parties hereto that arises out of or relates to this Agreement shall be settled by arbitration. In order to initiate an arbitration, UWSI or AMSG (as the case may be) shall deliver a written notice of demand for arbitration to the other party. Within thirty (30) days of the giving of such written notice, each party shall appoint an individual as arbitrator (the "Party Arbitrators"). Within thirty (30) days of their appointment, the Party Arbitrators shall collectively select one additional arbitrator (together the "Panel Arbitrators") and shall give the parties notice of such choice.

          2. The arbitration hearings shall be held in Milwaukee, Wisconsin. Each party shall submit its case to the Panel Arbitrators within sixty (60) days of the selection of the Panel Arbitrators or within such longer period as may be agreed by the Panel Arbitrators. The decision rendered by a majority of the Panel Arbitrators shall be final and binding on the parties. Such decision shall be a condition precedent to any right of legal action arising out of the arbitrated dispute. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

          3.   Each party shall


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               a.   pay the fees and expenses of its own Party Arbitrator, and pay its own legal, accounting, and other professional fees and expenses,

               b. jointly share in the payment of the fees and expenses of the other arbitrator selected by the Party Arbitrators, and

               c. jointly share in the payment of the other expenses jointly incurred by the parties directly related to the arbitration proceeding.

          4. Except as provided above, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

     E. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, or if mailed (by registered or certified mail, postage prepaid, return receipt requested), or if transmitted by facsimile or e-mail, as follows:

          1.  If to UWSI:

               General Counsel
               UWSI
               401 West Michigan Street
               P.O. Box 2025
               Milwaukee, Wisconsin  53201-2025

               Facsimile Telephone Number:   414/226-6229

          2.  If to AMSG:

               General Counsel
               AMSG
               3100 AMS Blvd.
               Green Bay, Wisconsin  54313

               Facsimile Telephone Number:   920/661-1131

     Any notice or other communication given as provided in this Section VII.E, shall be deemed given upon the first business day after actual delivery to the party to whom such notice or other communication is sent (as evidenced by the return receipt or shipping invoice signed by a representative of such party or by the facsimile confirmation or e-mail return receipt). Any party from time to time may change its address for purpose of notices to that party by giving a similar notice specifying a new address.


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     F.   Relationship of the Parties.  Negotiations relating to this Agreement have occurred and shall continue to be carried out on an arm's length basis. Further, the services and other resources contemplated by this Agreement shall be provided to AMSG on an independent contractor basis. Nothing in this Agreement shall be construed to create an employer-employee relationship between AMSG and UWSI or any of UWSI Group employees.

     G. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto and supersedes all prior agreements and understandings, written or oral, between the parties with respect to the transactions contemplated herein. Provided, however, the foregoing shall not operate or be construed to prohibit proof of prior understandings and agreements between or among the parties to the extent necessary to properly construe or interpret this Agreement.

     H. Headings. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement.

     I. No Third Party Beneficiaries. This Agreement is only for the benefit of the parties hereto and does not confer any right, benefit, or privilege upon any person or entity not a party to this Agreement.

     J. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin (without giving effect to principles of conflicts of laws) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

     K. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of any party under this Agreement will not be materially and adversely affected thereby,

          1.   such provision will be fully severable,

          2. this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof,

          3. the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance here from, and

          4. in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as part of this Agreement, a legal, valid, and


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               enforceable provision as similar terms to such illegal, invalid, or unenforceable provision as may be possible.

     L. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

United Wisconsin Services, Inc.

By:___________________________________
Title:_________________________________


American Medical Security Group, Inc.

By:___________________________________
Title:_________________________________